                                                                   EXHIBIT 10.48


                           JOINT OWNERSHIP AGREEMENT


         This Joint Ownership Agreement, is made and entered into as of 12/8, 1998, by and between the parties listed as Co-Owners on Exhibit A, attached hereto, (collectively referred to herein as the "Co-Owners"), and ITC Service Company ("ITC"), as Agent.

                                  WITNESSETH:

         WHEREAS, the Co-Owners are the registered joint owners of the following civil aircraft, hereinafter "Aircraft:"

                A. Beechcraft King Air B200 bearing manufacturer Serial No.
                   BB1439 and Federal Aviation Administration Registration No. N583AT; and

                B. Beech Jet 400A bearing manufacturer Serial No. RK-157 and
                   Federal Aviation Administration Registration No. N397AT.

             and intend to own and operate the Aircraft as tenants-in-common;

         WHEREAS, the Co-Owners desire to enter into an agreement to operate the Aircraft with flight crew on a Joint Ownership basis as defined in Section 91.501(c)(3) of the Federal Aviation Regulations (FAR); and

         WHEREAS, the Co-Owners desire to appoint ITC to act as their Agent in undertaking certain duties and responsibilities of operating the aircraft and administering the terms of this Joint Ownership Agreement;

         NOW, THEREFORE, the Co-Owners, declaring their intention to enter into and be bound by this Joint Ownership Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

                                   ARTICLE 1
                          RELATIONSHIP AMONG CO-OWNERS

         The Co-Owners shall own the Aircraft as tenants-in-common. The percentage ownership interests of the Co-Owners in the Aircraft are set forth on Exhibit B hereto. Each such interest and all of the rights and obligations associated with each Co-Owner's tenant-in-common interest in the Aircraft shall be known as an "Interest." Each Interest shall be entitled to equal


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
rights and privileges and subject to equal duties and obligations with every other Interest, and each Interest shall be subject to all of the terms and conditions hereof.

                                   ARTICLE 2
                        APPOINTMENT AND REMOVAL OF AGENT

         The Co-Owners hereby appoint ITC to act as their Agent (the "Agent") with respect to certain aspects of the ownership and operation of the Aircraft as more fully set forth in this Agreement. The Co-Owners may, at any time, by a majority vote of the Interests in the Aircraft, remove ITC as Agent and appoint another of the Co-Owners as Agent; provided, that any such removal and replacement shall become effective only upon the replacement Co-Owner executing and delivering a copy of this Agreement, as Agent, as evidence of its agreement to be bound by the provisions hereof applicable to the Agent.

                                   ARTICLE 3
                           SCHEDULING USE OF AIRCRAFT

         3.01 Final Authority in Scheduling. The Agent shall have final authority over the scheduling of the Aircraft, provided, however, that the Agent will use its best efforts to accommodate the needs of the Co-Owners, and to avoid conflicts in scheduling. As a general matter, the Agent will schedule the Aircraft on a first come, first serve basis, except that in the event of scheduling conflicts, priority will be given to the Co-Owner with the larger percentage ownership interest in the Aircraft.

         3.02 Scheduling Procedure. Each Co-Owner shall provide the Agent with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours in advance of the Co-Owner's planned departure except in case of an emergency, as determined in the sole discretion of the Agent, in which case the Agent shall use all reasonable efforts to make the Aircraft available. Requests for flight time shall be in a form, whether oral or written, mutually convenient to, and agreed upon by, the parties. A Co-Owner shall provide the following scheduling and flight time information for each proposed flight, as required by the Agent or the flight crew:

                  1.  proposed departure point;
                  2.  destination;
                  3.  date and time of departure or arrival;
                  4.  the number of anticipated passengers;
                  5. the nature and extent of luggage and/or cargo to be carried;
                  6.  the date and time of a return flight, if any;
                  7.  any other information concerning the proposed


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


                  flight that may be pertinent or required by the Agent or the flight crew.

                                   ARTICLE 4
                            MAINTENANCE OF AIRCRAFT

         The Agent, on behalf of and at the expense of the Co-Owners, shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sole discretion of the pilot in command.

                                   ARTICLE 5
                                AIRCRAFT SAFETY

         5.01 Provision of Flight Crew. The Agent shall employ on behalf of the Co-Owners and furnish a fully qualified flight crew for all operations of the Aircraft for the duration of this Agreement. Each Co-Owner shall have the right to request that the Agent employ and furnish a particular fully qualified flight crew with respect to a particular flight taken by such Co-Owner and the Agent shall use its best efforts to comply with such request, provided that such flight crew or member of a flight crew meets the requirements of the FAR and such other safety standards established by the Agent in its reasonable discretion.

         5.02 Flight Crew Control. The flight crew shall have full and exclusive authority to exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder in accordance with applicable FAR. Each Co-Owner shall be considered and, in fact, will be in operational control of the Aircraft when that Co-Owner uses the Aircraft. Each Co-Owner specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to any Co-Owner or any other person. The Co-Owners further agree that no party shall be liable for delay or failure to furnish or return the Aircraft or crew pursuant to this Joint Ownership Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

                                   ARTICLE 6
                                   EXPENSES

         6.01 Payment of Expenses. The Agent, on behalf of the Co-Owners, shall pay promptly when due and payable all bills and assessments for services or supplies and other expenses incurred in connection with the maintenance, operation, supervision and management of the Aircraft.

         6.02 Invoices.

                  (a) Annually, the Agent shall furnish to each Co-Owner an invoice ("Annual Invoice") for the Indirect Operating Cost Charge applicable to such Co-Owner such period which sets forth the amount of indirect operating costs ("Indirect Operating Costs") and Other Charges to be paid by each Co-Owner as determined pursuant to Section 7.01 hereof.

                  (b) Each month, the Agent shall furnish to each Co-Owner an invoice ("Monthly Invoice") for flights taken by such Co-Owner during such period which sets forth the amount of direct operating expenses ("Direct Operating Expenses") to be paid by each Co-Owner for that invoiced period as determined pursuant to Section 7.02 hereof, and any additional charges to be paid by each Co-Owner for the invoiced period as determined pursuant to Section
7.03 hereof ("Line Item Charges"). In the event of substantial unanticipated maintenance expenses, the Agent shall furnish to each Co-Owner an invoice ("Special Maintenance Invoice") for the Special Maintenance Charge applicable to such Co-Owner determined pursuant to Section 7.02 hereof.

                  (c) The Agent shall have the authority in its reasonable discretion to bill the Co-Owners in advance to cover future and anticipated expenses in connection with the Aircraft.

         6.03 Maintenance of Books and Records. The Agent shall maintain separate books and records for the operation and use of the Aircraft, including records relating to the calculation of the Indirect Operating Costs and Other Charges and the Direct Operating Expenses and the Line Item Charges. Such books and records shall be open to inspection by the Co-Owners during normal business hours.

                                   ARTICLE 7
                  ALLOCATION AND PAYMENT OF AIRCRAFT EXPENSES

         7.01 Sharing and Allocating Indirect Operating Costs and Other Charges

                  (a) Each calendar year, the Agent will prepare an estimate of the

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
Indirect Operating Costs attributable to each of the Aircraft. The estimates of Indirect Operating Costs shall be determined in the reasonable discretion of the Agent and shall include, but are not limited to:

                  1.     taxes;
                  2. pilot expenses not directly attributable to a particular flight;
                  3. passenger amenities, landing & aircraft RON fees not directly attributable to a particular flight;
                  4.     flight crew salaries & benefits;
                  5.     contract pilots;
                  6.     training;
                  7.     legal and professional fees;
                  8.     insurance;
                  9.     hangar rental;
                  10.    communications;
                  11.    supplies; and
                  12.    miscellaneous.

                  (b) Each calendar year, the Agent, in its reasonable discretion, will determine appropriate charges (the "Other Charges") to reflect the annual wear and tear to the Aircraft resulting from the Co-Owners' use of the Aircraft.

                  (c) Each Co-Owner shall be responsible for its allocable share of the Indirect Operating Costs and the Other Charges attributable to the Aircraft during an annual invoice period. Each Co-Owner's allocable share of such costs for the Aircraft shall be determined by multiplying total amount of Indirect Operating Costs and Other Charges for the invoice period by the percentage of the total use of the Aircraft during the invoice period attributable to that Co-Owner (based on miles of operation).

                  (d) Amounts paid by the Co-Owners for Indirect Operating Costs shall be used to reimburse the Agent for the payment of such Indirect Operating Costs. Other Charges paid by the Co-Owners shall be credited to each of the Co-Owners in proportion to their relative ownership interests in the Aircraft.

         7.02     Sharing and Allocating of Direct Operating Expenses.

                  (a) Each Co-Owner shall be responsible for its allocable share of the Direct Operating Expenses attributable to the Aircraft during an invoice period. Each Co-

Owner's allocable share of such expenses shall be determined by multiplying the number of miles such Co-Owner operated the Aircraft during the invoice period by an amount estimated by the Agent to cover Direct Operating Expenses. However, this amount may be adjusted in the reasonable discretion of the Agent such that the amount will approximate the Direct Operating Expenses incurred by the use of the Aircraft. The Agent shall base its estimate of Direct Operating Expenses on the following factors, but is not limited to considering only these factors:

                  1. fuel, oil, lubricants, and other additives used; during and by reason of a flight;
                  2. engine, thrust reverser, and propeller reserve allowances, as applicable;
                  3.  hot section reserve allowances;
                  4.  air frame and systems maintenance;
                  5.  a ten (10) percent vectoring fee; and
                  6. a charge of $150 for any flight of less than 250 nautical miles taken in the Beech Jet 400A bearing manufacturer Serial No. RK-157 and Federal Aviation Administration Registration
                      No. N397AT to cover certain higher costs of short flights.

                  (b) Each Co-Owner shall be responsible for its allocable share of any substantial, unanticipated maintenance expenses attributable to the Aircraft during any calendar year. Each Co-Owner's allocable share of such expenses shall be determined by multiplying the number of miles such Co-Owner operated the Aircraft during that calendar year by an amount estimated by the Agent to cover such unanticipated maintenance expenses.

                  (c) Each Co-Owner will be invoiced monthly for Direct Operating Expenses based on the number of nautical miles actually flown by each Co-Owner. Each Co-Owner will be invoiced annually for Direct Operating Expenses incurred as substantial unanticipated maintenance expenses based on the number of nautical miles actually flown by each Co-Owner.

         7.03 Sharing and Allocating of Line Item Charges. Each Co-Owner shall be responsible for Line Item Charges relating to the ownership, operation, and maintenance of the Aircraft attributable to such Co-Owner during each month. Line Item Charges shall be determined in the reasonable discretion of the Agent and shall include, but are not limited to:

                  1.  tie down expenses;

                  2.  catering expenses;

                  3.  customs fees;

                 4.  landing fees, ramp fees, and parking fees; and
                 5. applicable pilot expenses directly attributable to such flight

The amount of Line Item Charges allocated to and to be paid by each Co-Owner shall be determined by the Agent.

        7.04  Procedure for Payment of Expenses by Co-Owners. Within fifteen
(15) days after the date of an invoice described in Section 6.02 hereof, each Co-Owner shall pay to the Agent such Co-Owner's share of applicable charges as set forth in the invoice. Any Co-Owner who is more than thirty (30) days in arrears in payment of an invoice prepared pursuant to this Agreement, shall not be permitted to use the Aircraft.

         7.05 Depreciation. For each calendar year, each Co-Owner shall be allocated its allocable share of the depreciation attributable to the Aircraft. Each Co-Owner's allocable share of such depreciation shall be determined by multiplying the total depreciation for the calendar year by each Co-Owner's Interest.

        7.06 Tax Liabilities and Benefits. For each calendar year, each Co-Owner shall be entitled to a pro rata percent share of the gain, loss, deduction, credit, or any tax benefits or liabilities with respect to the Aircraft.


                                   ARTICLE 8
                                     BUDGET

         For each calendar year, the Agent shall prepare a budget ("Budget") for the expenses attributable to the operation, use and occupancy of the Aircraft. The Budget shall set forth an estimate of the total Indirect
Operating Costs per aircraft for such calendar year (including any applicable reserves), the total Direct Operating Expenses for such calendar year
(including any applicable reserves), and the total estimated number of flight miles for such calendar year. The Budget shall also set forth itemized estimates of the Indirect Operating Costs and Direct Operating Expenses for such calendar year. The Budget for each invoice period shall be the estimated total Indirect Operating Costs and Direct Operating Expenses for such calendar year allocated equally to each applicable invoice period. The Budget shall become final when approved by the Co-Owners, with such changes as they may require, in accordance with Section 9.02 or Section 9.03 hereof.

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
                                   ARTICLE 9
                      RIGHTS AND OBLIGATIONS OF CO-OWNERS.

         9.01 Meetings. Upon the request of any Co-Owner, the Agent shall, and any Co-Owner may, call a meeting of the Co-Owners to consider and act upon any matter which may properly be the subject of such consideration and action including, but not limited to, actions required pursuant to Section 9.04 hereof, by giving notice thereof to all Co-Owners at least one (1) day prior to the date of such meeting, which notice shall contain the date, time and place of the meeting, as well as the subject matter or matters to be considered and acted upon by the Co-Owners. Only such matters as shall have been specified in such notice shall be considered and acted upon at the meeting unless otherwise unanimously agreed by all Co-Owners entitled to notice. A written waiver of notice, signed before or after a meeting by a Co-Owner entitled to notice of such meeting, or the presence of the Co-Owner at the meeting (which shall be deemed to be a waiver of notice) shall be deemed equivalent to notice.

         9.02 Voting. At any meeting of the Co-Owners, each Co-Owner shall be entitled to vote in accordance with such Co-Owner's Interest and such votes may be cast either in person or by Agent or proxy duly authorized in writing. Except as otherwise provided herein, the vote of the Co-Owners owning at least a majority of all the Interests voting, in person or by proxy, shall decide all questions properly submitted for a vote of the Co-Owners.

         9.03 Action by Written Consent. Any action which the Co-Owners are authorized to take at a meeting may be taken without a meeting and without notice if a consent in writing setting forth the action so taken shall be signed by Co-Owners owning at least a majority of the Interests, and such consent shall have the same force and effect as a unanimous vote of the Co-Owners.

         9.04 Signature of Co-Owners Required. Any legal document or agreement relating to the ownership, operation, or use of the Aircraft shall be executed by each of the Co-Owners, provided, however, that agreements between the Agent and any flight crew employed by the Agent pursuant to Article 2 hereof and agreements with third parties related to maintenance of the Aircraft and safe operation of the Aircraft pursuant to Articles 3, 4 and 5 hereof, shall be executed solely by the Agent on behalf of the Co-Owners, provided, further, that each of the Co-Owners may grant to the Agent a power of attorney to execute any legal documents or agreements relating to the ownership, operation or use of the Aircraft by and for the benefit of such Co-Owner.

         9.05 Waiver of Partition. The Co-Owners hereby waive whatever rights they may have to demand the partition, or sale for partition, of the Aircraft under the laws of the State of Georgia, or any other law.

         9.06 Termination of Co-Owner's Interest. A Co-Owner's Interest may be terminated at any time upon the affirmative vote of Co-Owners owning at least a majority of all of the Interests in accordance with Section 9.02 and Section
9.03. Upon the termination of a Co-Owner's Interest, the terminated Co-Owner's Interest shall be purchased for the fair market value of the Interest by those Co-Owners affirmatively voting to terminate such Interest, pro rata in accordance with their Interests or as they may otherwise agree. For purposes of this Section 9.06, the Agent, in its reasonable discretion, shall be responsible for determining the fair market value of a terminated Co-Owner's Interest.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

         Each Co-Owner represents and warrants that:

                  (a) It will use the Aircraft, consistent with FAR Part 91.501, for and on account of its own business only, (including without limitation, with respect to itself, its subsidiaries, and its affiliates), and will not use the Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire:

                  (b) It will refrain from incurring any mechanic's or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Joint Ownership Agreement, not will it make any attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

                  (c) During the term of this Joint Ownership Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Joint Ownership Agreement; and

                  (d) It will comply with and take (or cause to be taken) all such actions as may reasonably be required to assure compliance with the terms and conditions of any insurance policies obtained by the Co-Owners.

                                   ARTICLE 11
                             ASSIGNMENT OF INTERESTS

         Neither this Joint Ownership Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Joint Ownership Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

                                   ARTICLE 12
                                  TAX ELECTION

         12.01 Election. If, for federal income tax purposes, this Joint Ownership Agreement, the relationship established hereby, and the operations conducted hereunder are regarded as a partnership, as that term is defined by the Internal Revenue Code of 1986, as amended, then the Co-Owners hereby elect not to be treated as a partnership and elect to be excluded from the application of all of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. In making this election, each Co-Owner acknowledges that any income derived by it by reason of its ownership of an Interest can be adequately determined without the necessity for any computation of partnership taxable income, and each Co-Owner agrees not to give any notices or take any other action inconsistent with the election hereby made.

         12.02 Evidence. The Agent is hereby authorized and directed to execute such evidence of the foregoing election, or to make such an election if the election herein contained is insufficient for any reason, as may be required by the Secretary of the Treasury of the United States or the Internal Revenue Service. Each Co-Owner agrees to execute such documents and to furnish such other evidences as may be required to evidence such election.

                                   ARTICLE 13
                                 MISCELLANEOUS

         13.01 Notice. Any notice, demand, request or report required or permitted to be given or made to a Co-Owner under this Joint Ownership Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Co-Owner at its address set forth on EXHIBIT A attached hereto.

         13.02 Governing Law: Separability of Provisions. The laws of the State of Georgia (excluding the conflicts of laws rules thereof) shall govern the validity of this Joint Ownership Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Joint Ownership Agreement shall be held to be invalid, the remainder of this Joint Ownership Agreement shall not be affected thereby.

         13.03 Entire Agreement. This constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, oral or written, all of which are hereby canceled.

         13.04 Headings, etc. The headings in this Joint Ownership Agreement are inserted for convenience of reference only and shall not affect interpretation of this Joint Ownership Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine and the neuter.

                  13.05 Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, and successors of the respective parties hereto.

                  13.06 No Waiver. The failure of any Co-Owner to seek redress for violation, or to insist on strict performance or, any covenant or condition of this Joint Ownership Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

                  130.7 Further Action. The parties shall execute and deliver documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Joint Ownership Agreement.

                  13.08 Insurance Provisions. Aviation insurance shall be maintained at all times by Agent through insurance carriers reasonably acceptable to Co-Owners and shall include each of the Co-Owners as Joint Named Insureds for Bodily Injury and Property Damage liability, including passengers, for limits not less than $100,000,000 Combined Single Limits per occurrence. The aircraft shall be insured against loss by Physical Damage for 100% of its current value. Such Physical Damage insurance shall be structured on a "Stated Value" basis, and all such losses shall be adjusted exclusively through Agent. The conditions of insurance shall be maintained in accordance with the actual use and territory of operations of the Aircraft. The amount and type of insurance carried may be changed from time to time by Agent as it deems reasonably necessary to protect the interest of the Co-Owners and to adhere to then current aviation insurance standards.

                  13.09 Indemnification. (a) Each party to this Agreement will indemnify the others including, without limitation, stockholders, or any of its, or their directors, officers, agents, employees, partners and protect, defend and hold one another harmless from and against any and all loss, cost, damage, injury or expense ("Loss"), incurred by reason of any breach by the indemnifying party of any of its representations of obligations set forth in this Agreement.

                  (b) Each of the parties also hereby indemnifies and shall hold the others harmless against any Loss incurred as the direct result of or arising out of the imposition

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
on the Aircraft of any Federal or other tax lien or the foreclosure thereof by virtue of the failure to pay or underpayment by the indemnifying party of the Federal or other taxes payable by such indemnifying party.

                  (c) In all cases, the Co-Owners agree that the proceeds of any insurance to which they are entitled herein shall be deemed to be accepted as the Co-Owners' sole recourse against Agent for any Loss incurred by the Co-Owner with respect to ownership or operation of the Aircraft or otherwise in connection with this Agreement, except to the extent cause by the gross negligence or willful misconduct of Agent.

                  13.10 Counterparts. This Joint Ownership Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Joint Ownership Agreement.

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

         IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below to be effective on the day and year first above written. The persons signing below warrant their authority to sign.


                                             AGENT:


                                             ITC Service Company



                                             By: /s/
                                                ------------------------
                                                Chief Pilot
ATTEST:


/s/
---------------------------
Secretary


                                             CO-OWNERS:

                                             ITC Service Company



                                             By: /s/
                                                ------------------------
                                                President

ATTEST:


/s/
---------------------------
Secretary


                                             Powertel, Inc.



                                             By: /s/
                                                ------------------------

ATTEST:


/s/
---------------------------
Assistant Secretary

                                         ITC*DeltaCom Communications, Inc.


                                         By: /s/
                                            ------------------------------------


ATTEST:

/s/
-----------------------------
Secretary


                                         KNOLOGY Holding, Inc.


                                         By: /s/
                                            ------------------------------------


ATTEST:

/s/
-----------------------------
Secretary

                                                                    EXHIBIT A

                                  CO-OWNERS


IC Service Company
1239 O. G. Skinner Drive
West Point, GA 31833

Powertel, Inc.
1233 O. G. Skinner Drive
West Point, GA 31833

ITC*DeltaCom Communications, Inc.
1241 O. G. Skinner Drive
West Point, GA 31833

KNOLOGY Holdings, Inc.
1241 O. G. Skinner Drive
West Point, GA 31833

                                                                    EXHIBIT B

                         Percentage of Interest Owned

ITC Service Company                      97%
1239 O. G. Skinner Drive
West Point, GA 31833

Powertel, Inc.                            1%
1233 O. G. Skinner Drive
West Point, GA 31833

ITC*DeltaCom Communications, Inc.         1%
1241 O. G. Skinner Drive
West Point, GA 31833

KNOLOGY Holdings, Inc.                    1%
1241 O. G. Skinner Drive
West Point, GA 31833